EXHIBIT 4.9

THIS COMMON STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS COMMON STOCK PURCHASE WARRANT, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, A SECURITIES PURCHASE AGREEMENT ("PURCHASE AGREEMENT"), DATED THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH LIMIT THE EXERCISE RIGHTS OF THE HOLDER AND SPECIFY MANDATORY REDEMPTION OBLIGATIONS OF THE COMPANY.

                     ---------------------------------------

                            MIRACOR DIAGNOSTICS, INC.

                 SPECIMEN FORM OF COMMON STOCK PURCHASE WARRANT


--------------------------------------------------------------------------------

Number of shares:  212,500 issued to five parties          Holder:   SPECIMEN

Expiration Date:           June 11, 2008

Purchase Price Per Share:  $0.25

              For identification only. The governing terms of this
                          Warrant are set forth below.
--------------------------------------------------------------------------------

Miracor Diagnostics, Inc., a Utah corporation (the "COMPANY"), hereby certifies that, for value received, SPECIMEN or assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof and prior to the fifth anniversary hereof (the "EXERCISE PERIOD"), at the Purchase Price hereinafter set forth, a total amount of Two Hundred Twelve Thousand Five Hundred (212,500) shares of the fully paid and nonassessable shares of common stock of the Company, $0.15 par value per share (the "Common Stock"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         The purchase price per share of Common Stock issuable upon exercise of this Warrant (the "PURCHASE PRICE") shall be $0.25.

(a) CERTAIN DEFINED TERMS. Capitalized terms used herein not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "COMPANY" shall include Miracor Diagnostics, Inc. and any corporation that shall succeed or assume the obligations of such corporation hereunder.

                  (b) The term "COMMON STOCK" includes (a) the Company's common stock, $0.15 par value per share, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (c) The term "OTHER SECURITIES" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) that the Holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

2.       EXERCISE OF WARRANT.

                  2.1      METHOD OF EXERCISE.

                  (a) This warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period by the Holder hereof by delivery of a notice of exercise (a "NOTICE OF EXERCISE") substantially in the form attached hereto as Exhibit A via facsimile to the Company. Promptly thereafter the Holder shall surrender this Warrant to the Company at its principal office, accompanied by payment of the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the "EXERCISE PRICE"). Payment of the Exercise Price shall be made, at the option of the Holder, (i) by check or bank draft payable to the order of the Company, or (ii) by wire transfer to the account of the Company.

                  (b) In addition to the foregoing, at the option of Holder, this Warrant may be exercised, at any time or from time to time, in the following "cashless exercise" transactions:

                           (i) Upon written notice of exercise from the Holder
                  to the Company that the Holder is exercising this Warrant in whole or in part and as consideration of such exercise is authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon exercise of this Warrant, the Company shall deliver to the Holder (without payment by the Holder of the aggregate Purchase Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Spread Value by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right. The shares withheld by the Company shall no longer be issuable under this Warrant.

                           (ii) Fair Market Value of a share of Warrant Shares
                  as of a particular date (the "Determination Date") shall mean:

                                    (A) If the Warrant Shares are traded on an
                           exchange or are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market ("Nasdaq"), then the average of the closing or last sale price, respectively, reported for the five trading days immediately preceding the Determination Date.

                                    (B) If the Warrant Shares are not traded on
                           an exchange or on Nasdaq but are traded in the over-the-counter market or other similar organization (including the OTC Bulletin Board), then the average of the closing bid and ask prices reported for the five trading days immediately preceding the Determination Date.

                                    (C) If the Warrant Shares are not traded as
                           provided above, then the price determined in good faith by the Board of Directors of the Company, provided that (i) the basis or bases of each such determination shall be set forth in the corporate records of the Company pertaining to meetings and other actions of such board, and (ii) such records are available to the Holder for inspection during normal business hours of the Company upon the giving of reasonable prior notice.

                                    (D) If the Determination Date is the date of
                           a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's certificate of incorporation, then all amounts to be payable per share to Holders of the securities then comprising Warrant Shares pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Warrant Shares in liquidation under the certificate of incorporation, assuming for the purposes of this clause (D) that all of the shares of Warrant Shares then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                           (iii) The term "Spread Value" shall mean (i) the
                  number of shares exercised at a given time multiplied by the Fair Market Value of one share of Common Stock, less (ii) aggregate applicable Exercise Price.

                  (c) Upon exercise, the Holder shall be entitled to receive, promptly after payment in full, one or more certificates, issued in the Holder's name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein, for the number of shares of Common Stock so purchased. The shares of Common Stock so purchased shall be deemed to be issued as of the close of business on the date on which the Company shall have received from the Holder payment in full of the Exercise Price (the "EXERCISE DATE").

                  (d) Notwithstanding anything to the contrary set forth herein, upon exercise of all or a portion of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company. Rather, records showing the amount so exercised and the date of exercise shall be maintained on a ledger substantially in the form of Annex B attached hereto (a copy of which shall be delivered to the Company or transfer agent with each Notice of Exercise). It is specifically contemplated that the Company shall act as the calculation agent for all exercises of this Warrant. In the event of any dispute or discrepancies, such records maintained by the Holders shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following an exercise of a portion of this Warrant, the number of shares of Common Stock represented by this Warrant will be the amount indicated on Annex B attached hereto (which may be less than the amount stated on the face hereof)."

                  2.2 REGULATION D RESTRICTIONS. The Holder hereof represents and warrants to the Company that it has acquired this Warrant and anticipates acquiring the shares of Common Stock issuable upon exercise of the Warrant solely for its own account for investment purposes and not with a view to or for resale of such securities unless such resale has been registered with the Commission or an applicable exemption is available therefore. At the time this Warrant is exercised, the Company may require the Holder to state in the Notice of Exercise such representations concerning the Holder as are necessary or appropriate to assure compliance by the Holder with the Securities Act.

                  2.3 COMPANY ACKNOWLEDGMENT. The Company will, at the time of the exercise of this Warrant, upon request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder the registration rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of a Registration Rights Agreement dated the date hereof (the "Registration Rights Agreement"). If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights.

                  2.4 LIMITATION ON EXERCISE. Notwithstanding the rights of the Holder to exercise all or a portion of this Warrant as described herein, such exercise rights shall be limited, solely to the extent set forth in the Purchase Agreement as if such provisions were specifically set forth herein. In addition, the number of shares of Common Stock issuable upon exercise of this Warrant is subject to reduction as specified in Section 10.3 of the Purchase Agreement.

         3. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise of this Warrant, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue, stamp or transfer taxes) will cause to be issued in the name of and delivered to the Holder thereof, or, to the extent permissible hereunder, to such other person as such Holder may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then applicable Purchase Price, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 2 or otherwise.

         4. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and unassessable shares of stock on the exercise of this Warrant, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant.

         5. NOTICES OF RECORD DATE, ETC. In the event of

                  (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount of character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any action is to be taken.

         6. RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

         7. EXCHANGE OF WARRANT.

                  (a) On surrender for exchange of this Warrant, properly endorsed and in compliance with the restrictions on transfer set forth in the legend on the face of this Warrant, to the Company, the Company at its expense will issue and deliver to or on the order of the Holder thereof a new Warrant of like tenor, in the name of such Holder or as such Holder (on payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered.

                  (b) Upon written notice from the Purchasers that the Purchasers have elected to transfer amongst each other a portion of this Warrant, and on surrender for amendment and restatement of this Warrant, the Company at its expense will issue and deliver to or on the order of the Holder thereof a new Warrant of like tenor, in the name of such Holder as the Purchasers (on payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock as set forth in such notice reflecting such transfer.

         8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         10. NEGOTIABILITY, ETC.. This Warrant is issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees:

                  (a) title to this Warrant may be transferred by endorsement and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

                  (b) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a BONA FIDE purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of such BONA FIDE purchaser, and each such BONA FIDE purchaser shall acquire absolute title hereto and to all rights represented hereby;

                  (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary; and

                  (d) notwithstanding the foregoing, this Warrant may not be sold, transferred or assigned except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom.

         11. REGISTRATION RIGHTS. The Company is obligated to register the shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of the Registration Rights Agreement.

         12. WARRANT REDEMPTION. Upon occurrence of the events described in Sections 3.4 and 10.4(c) of the Purchase Agreement, the Company, at the request of Holder, shall redeem all outstanding Warrants that remain unexercised at a redemption price equal to the greater of (x) an appraised value of the Warrants, as determined by Black Sholes, on the date they are called for redemption and
(y) the number of Warrants being redeemed multiplied by the excess of (A) the average Closing Bid Price of the Common Stock for the five Trading Days immediately prior to the date that the Warrants are called for redemption over
(B) the exercise price of the Warrants.

         13. NOTICES, ETC.. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company any address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

         14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of California. The headings in this Warrant are for the purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                            [SIGNATURE PAGE FOLLOWS]

         DATED as of June 11, 2003.


                                                     MIRACOR DIAGNOSTICS, INC.


                                                     By:________________________
                                                     Name: _____________________
                                                     Title: ____________________

[Corporate Seal]


Attest:

By:
   -----------------------------------------
         Secretary

                                    EXHIBIT A
                          NOTICE OF EXERCISE - WARRANT
                       (To be executed only upon exercise
                       of the Warrant in whole or in part)


To ____________________________________________

         The undersigned registered Holder of the accompanying Warrant, hereby exercises such Warrant or portion thereof for, and purchases thereunder, __________(2) shares of Common Stock (as defined in such Warrant) and herewith makes payment therefor in the amount and manner set forth below, as of the date written below. The undersigned requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to, whose address is .

         The Exercise Price is paid as follows:

         [ ]   Bank draft payable to the Company in the amount of $____________.
         [ ]   Wire transfer to the account of the Company in the amount
               of $___________.

         Upon exercise pursuant to this Notice of Exercise, the Holder will be in compliance with the Limitation on Exercise (as defined in the Securities Purchase Agreement pursuant to which this Warrant was issued).

Date:
     ---------------------------    --------------------------------------------
                                    (Name must conform to name of Holder as
                                    specified on the face of the Warrant)


                                    By:
                                       -----------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                    Address of Holder:

                                    --------------------------------------------

                                    --------------------------------------------

 Date of exercise:
                  ----------------------------------------

(2) Insert the number of shares of Common Stock as to which the accompanying Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the accompanying Warrant, to the Holder surrendering the same.


                                                              ANNEX B

                                                      WARRANT EXERCISE LEDGER

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

                ORIGINAL NUMBER OF    WARRANTS        EXERCISE PRICE    NEW BALANCE        ISSUER              HOLDER
DATE            WARRANTS              EXERCISED       PAID              OF WARRANTS        INITIALS            INITIALS
--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------

--------------- --------------------- --------------- ----------------- ------------------ ------------------- ---------------------